EXHIBIT 10.18


October 15, 2001



Paul Cifaldi
E Commerce Consulting, Inc.
909 NE 16th Terrace
Fort Lauderdale, Florida 33304


Dear Mr. Cifaldi:

         This will confirm your engagement as a consultant to Intercallnet, Inc., a Florida corporation ("ICN") on the following terms and conditions:

The parties acknowledge and agree that:

         WHEREAS, Mr. Paul Cifaldi ("Cifaldi") of E Commerce Consulting, Inc. (the "Company") has a background in the area of new business development of full service customer call centers and is willing to provide services to ICN based on this background.

         WHEREAS, ICN desires to have services provided by Cifaldi and the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. (a) ICN engages the Company as its nonexclusive consultant and the Company agrees to provide consulting services to ICN with respect to various matters that may be facing ICN in the conduct of its new business development. In particular, the services (the "Services") to be performed by the Company shall be as follows:

               - Expansion of the existing business of ICN by identifying new marketing opportunities and obtaining for ICN new contracts for ICN's services.

               - Assistance in the fulfillment of ICN's existing and new contractual obligations as shall be requested from time to time by ICN's management.

               - Development of new business opportunities for new accounts for services with ICN.

         (b) The Company and Cifaldi each agrees to faithfully and industriously undertake the performance of such Services at the direction of ICN and to the best of their ability, experience and talents perform all of those duties that may be required of them pursuant to the express terms of this Agreement. ICN shall have the right to use and publish E Commerce Consulting, Inc.'s name and/or Paul Cifaldi's name as its nonexclusive consultant.

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         (c) Neither the Company nor Cifaldi shall use at any time the name or logo of, or refer to, ICN, directly or indirectly, in any advertisement, sales presentation, news release, report or other publication or presentation without ICN's prior written approval.

         (d) If during the term of this Agreement the Company should present to ICN a new account opportunity which ICN elects not to pursue, the Company shall have the right to offer such new account opportunity to a third party.

         2. The term of this Agreement during which the Services shall be provided under this Agreement shall commence on the date set forth above and shall terminate on October 15, 2003 (the "Term"), unless earlier terminated as provided in Section 15, or extended by mutual agreement of the Company and ICN.

         3. (a) As compensation for the performance of Services hereunder, during the Term of this Agreement ICN shall pay the Company consulting fees at the rate of $1,153.85 for each week of the Term. ICN will continue to pay the Company for the Services weekly under the terms of this Agreement.

In addition to the foregoing, the Company will also be eligible to earn an additional commission based on new and existing business brought to ICN by the Company. Such commission will be paid in accordance with Schedule A of this Agreement.

In addition to the foregoing, concurrent with the execution of this Agreement, ICN shall issue to Cifaldi a stock option to purchase up to 50,000 restricted shares of ICN's common stock at an exercise price of $0.50 per share, subject to the terms and conditions of the stock option agreement, a copy of which stock option agreement is attached hereto as Schedule B.

         (b) The Company shall also be reimbursed monthly for its reasonable travel and other expenses directly related to the performance of the Services hereunder but only if such expenses have been incurred with ICN's prior approval. The Company shall include such documentation to the degree reasonably required for ICN's accounting needs. ICN will reimburse the Company for expenses as aforesaid within thirty calendar (30) days after receipt by ICN of invoices therefore.

         (c) For the performance of the Services hereunder on the premises of ICN, ICN shall provide the Company the following support services as shall be determined in each instance by the President of ICN: office space, staff and secretarial support and office supplies.

         4. (a) In acting as a consultant to ICN hereunder, the Company and Cifaldi will be acting at all times as independent contractors and not as agents or employees of ICN. The Company represents that it is generally engaged in performing consulting services and seeks other consulting engagements. Neither the Company nor Cifaldi is authorized to, and each agrees not to, make any representations or commitments or to hold itself/himself out as an agent of ICN, except to the extent specifically authorized by ICN.

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         (b) (1) Notwithstanding anything herein to the contrary, it is understood and agreed that during the Term of this Agreement, Paul Cifaldi shall be covered by and participate in the ICN's various benefits as in effect from time to time, including, without limitation, ICN's medical benefits plan and long term disability plan, as and to the extent customarily provided by the ICN to its other most senior executives.

         (2) Excluding Paul Cifaldi, all employees of E Commerce Consulting, Inc. are not eligible to participate in any of ICN's employee benefit or similar plans and/or programs, and, without limiting the foregoing, performance of services hereunder shall not entitle any member of E Commerce Consulting, Inc. to status as a "regular full-time employee" for eligibility purposes under any of such plans and/or programs. It will be the responsibility of E Commerce Consulting, Inc. to provide for its own insurance coverage and other needs to such other employees to the extent it considers appropriate.

         (b) The employees of the Company will be under its exclusive supervision and control and will not be employees, independent contractors or agents of ICN. The Company shall be solely responsible for the payment, reporting, collection and withholding of all taxes and similar contributions, and shall comply will all laws and regulations, relating to employment and taxes so as to relieve ICN fully from any responsibility or liability therefore. The Company hereby indemnifies and holds ICN harmless from and against any and all losses, claims, damages, costs, expenses, fines and taxes (including interest and penalties thereon) arising out of (1) any actual or claimed noncompliance with any of the Company's obligations set forth in this Subsection (b), or (2) a determination by any court or federal or state entity that (i) ICN is an employer (joint or otherwise) of any individual performing consulting services under this Agreement, or that the Company is not the employer of any such individual, or (ii) any failure by the Company to carry out any obligation set forth in this Section 4.

         5. ICN will own exclusively, and each of the Company and Cifaldi does hereby assign to ICN all of its/his right, title and interest (including copyrights, patents and patent applications) in, all discoveries, inventions, works of authorship, documents, reports and materials (including copyrights and patents and patent applications) which have been and/or are conceived, originated or prepared by the Company and/or Cifaldi during the period commencing March 31, 2000 and ending on the date of termination of this Agreement ("work product"), whether or not (i) prepared on or off ICN's premises and/or (ii) solely by the Company or Cifaldi or jointly by them and ICN and/or any other party and/or (iii) they are "works for hire" under the U.S. Copyright Act. The Company and/or Cifaldi shall provide ICN upon request with all assistance reasonably required to perfect such right, title and interest, including executing an assignment of any or all of such work product in such form as ICN shall request and all such work product shall be subject to the provisions of Section 7 below.

         6. The Company and Cifaldi shall each promptly, in conjunction with legal counsel provided by ICN, review and execute applications for letters patent of the United States and of such foreign countries as ICN may elect, for such of the inventions contemplated above in Section 5 as ICN may direct, which said applications shall be prosecuted at the expense of ICN by solicitors chosen by ICN. The Company and Cifaldi shall each execute and deliver assignments to ICN for the entire right, title and interest in and to said inventions and the applications and the letters patent therefore. The Company and Cifaldi shall each execute all papers essential or desirable to carry out the spirit and intent hereof, and shall give all reasonable assistance in establishing, protecting and maintaining the rights of ICN and its affiliated companies in said inventions, applications, and letters patent in accordance with the spirit of this Agreement.

         7. (a) The ideas, inventions and other information regarded by ICN as a secret process or trade secret, whether developed by the Company, Cifaldi and/or others and whether patentable or not, and all work product covered by Section 5 shall be and remain the property of ICN, and the Company and Cifaldi will each take all reasonable steps necessary to protect such information from use by or disclosure to any other person, and when requested, will execute such documents as ICN may from time to time require to safeguard or transfer such information. In addition, and without limiting the generality of the foregoing, the Company and Cifaldi each hereby covenants and agrees with ICN to protect from use by or disclosure to any other person (i) any and all reports, materials and information furnished by the Company to ICN under this Agreement and which the Company is informed by ICN in writing is deemed secret, (ii) all information concerning the business, systems, procedures, business prospects and any other affairs of ICN or its affiliated companies of which the Company and Cifaldi shall at any time become possessed and (iii) the provisions of this Agreement. The Company and Cifaldi each will not during or after the term of this Agreement disclose any such information to any person, firm or corporation, or use such information for any purpose (including acquisition of an interest in leases or reserves) other than for the benefit of ICN and with its full knowledge and consent.

         (b) The provisions of Subsection (a) above shall not apply to any information which (i) is now, or hereafter becomes, information in the public domain through no act or failure to act by the Company or by Cifaldi or any of its employees; or (ii) can be shown by the Company to have been received on a nonconfidential basis from a third party who did not itself acquire same, directly or indirectly, from ICN; provided, however, that with respect to items
(i) and (ii) above, the obligations of the Company and Cifaldi with respect to the applicable item of data, material and/or other information shall terminate only from and after the time of such general availability or receipt from such third party, as the case may be. Notwithstanding the applicability of any of the foregoing exceptions, in no event shall the Company or Cifaldi confirm to any third party the accuracy or inaccuracy of such information, data, samples, materials or other information or the relationship of same to ICN or any of its facilities.

         (c) All written data and information and any materials furnished to the Company or Cifaldi by or on behalf of ICN, and all copies, reproductions and portions thereof, and all written data and information based on or derived therefrom, and all documents or media containing any information covered by Subsection (a) above, shall be and remain the exclusive property of ICN; and the Company and Cifaldi agree promptly to deliver the same to ICN upon ICN's request.

         (d) The Company or Cifaldi shall not be liable to ICN for disclosure of any data, materials and/or other information received hereunder if such disclosure is made pursuant to a governmental or judicial mandate, provided that the Company or Cifaldi shall have given ICN immediate notice of such mandate prior to the submission of said data, materials and/or other information pursuant to such mandate and, provided further, that the Company and Cifaldi shall have taken no action to prevent or interfere, and the Company and Cifaldi shall cooperate, with efforts ICN might take to intervene in any related proceedings or to otherwise prevent such disclosure.

         (e) Notwithstanding anything herein to the contrary, the Company and Cifaldi each further agrees not to make any analysis of any samples or materials furnished to the Company or Cifaldi by ICN and not to permit any third party to do so, nor make any use of any such analysis, and not to copy or reverse engineer any ICN Proprietary Information, except as specifically authorized by ICN in writing and then strictly in accordance with the terms of any such writing.

         (f) The Company agrees to promptly provide ICN with a copy of all written documents or reports containing and/or based upon any information covered by Subsection (a) above.

         (g) The Company shall notify ICN in writing immediately upon the occurrence of any unauthorized disclosure or use of the information covered by Subsection (a) above of which you are aware.

         8. The Company and Cifaldi each acknowledges that ICN has advised them that it does not desire to acquire from the Company or Cifaldi any secret or confidential know-how or information which they may have acquired from others. Accordingly, the Company and Cifaldi each represents and warrants that it/he is free to divulge to ICN, without any obligation to, or violation of any right of, others, any and all information, practices or techniques which the Company and/or Cifaldi will describe, demonstrate, divulge or in any other manner make known to ICN during your performance of services hereunder. The Company and Cifaldi each hereby indemnifies and holds ICN harmless from and against any and all losses, claims, damages, costs, expenses, fines and taxes (including interest and penalties thereon) arising out of or in any manner connected with actual or alleged violation of the rights of others in any trade secret, know-how or other confidential information by reason of ICN's receipt or use of the services or information described above, or otherwise in connection therewith.

         9. With reference to the Services, the Company represents and warrants
(i) that it has the special skills and/or expertise required to perform the Services provided for under this Agreement, (ii) that such Services will be performed by qualified personnel in a professional and workmanlike manner conforming to generally accepted industry standards and practices, (iii) that the Company shall perform all such Services exercising its professional judgment and best professional skill, (iv) that the Company holds all consents, licenses, permits, registrations and authorities necessary to perform such services and that (v) that the execution of this Agreement and the performance of its obligations hereunder will not violate the terms of any other agreement or any rule, law or order by which the Company is bound.

         10. During the term of this Agreement, and for one (1) year thereafter, neither E Commerce Consulting, Inc. nor Paul Cifaldi shall (either on its/his own behalf or as an officer, shareholder, partner, employee or otherwise of, or on behalf of, any other party) in any manner, directly or indirectly, without the express prior written consent of ICN, which consent will not be unreasonably withheld, or except on behalf of ICN, engage in any activity, accept employment with, render any service in any capacity to or have any interest in (including investments in the

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equity securities of) any business or enterprise or other activity which is a direct competitor of or in direct competition with ICN; provided, however, that the Company and/or Cifaldi may acquire or hold (beneficially and of record) up to but not more than one percent (1%), in the aggregate, of the equity securities of any such significant competitor or entity without the consent of ICN if such equity securities are listed on the New York Stock Exchange or the American Stock Exchange or are quoted on NASDAQ.

         11. The termination of this Agreement for any reason, whether initiated by the Company or by ICN, shall not release the Company or Cifaldi from their covenants and obligations under this Agreement, including, without limitation, their covenants and obligations under Sections 4, 5, 6, 7, 8, 9, 10 and this
Section 11. Upon such termination all records, notes, papers, sketches, drawings, reports, customer lists, summaries or abstracts, or any other documentation, regardless of the medium employed, regarding or relating to ICN's businesses, any contemplated future business prospect of ICN or its inventions and/or trade secrets which may be in the possession of the Company and/or Cifaldi or to which the Company or Cifaldi has had access shall be and remain the exclusive property of ICN and neither the Company nor Cifaldi will not take with it/him the originals, any copies thereof, or any notes or summaries based thereon.

         12. Neither the Company nor Cifaldi shall have the right to assign, sell, pledge, or dispose of in any way this Agreement or its/his rights and obligations hereunder without, and then only in accordance with, ICN's prior written consent.

         13. The Company agrees to comply with and abide by the regulations, orders and instructions issued by ICN, including, without limitation, with respect to drugs and alcohol, sexual harassment, security and safety, affirmative action and discrimination, and with the applicable laws and regulations of any jurisdiction in which it is performing consulting services for ICN.

         14. In the course of performing the Services under this Agreement, the Company will report to and receive its instructions from the President of ICN, or from such other persons as shall be directed from time to time by the President of ICN.

         15. (a) (1) Notwithstanding anything herein to the contrary, ICN shall have the right to terminate this Agreement, without notice to the Company, upon the occurrence of any of the following events.

         (i) Breach by the Company and/or Cifaldi of any of their obligations under Sections 5, 6, 7 and 10 of this Agreement;

         (ii) The conviction of Paul Cifaldi of, or plea by Paul Cifaldi of nolo contendere to, any felony involving dishonesty or moral turpitude;

         (iii) The commission by Paul Cifaldi of any act of fraud, embezzlement or other act of dishonesty that causes material injury to ICN.

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(2) Notwithstanding anything herein to the contrary, ICN shall have the right to terminate this Agreement, upon immediate notice to such effect to the Company, upon any breach by the Company or Cifaldi of any of their obligations under this Agreement other than the obligations under Sections 5, 6, 7 and 10 and the failure of the Company and Cifaldi to cure such breach within (30) thirty days after notice by ICN to the Company of such breach and ICN's demand that same be cured. Upon the exercise by ICN of its right to terminate this Agreement under the provisions of this Subsection (a) (2), this Agreement and the Term of this Agreement shall terminate on the date elected by ICN in the aforesaid notice as the termination date provided, however, that such termination date shall not be earlier than thirty (30) calendar days after the date on which the Company received the first notice of breach and ICN's demand that same be cured.

         (b) Notwithstanding anything herein to the contrary, the Company shall have the right to terminate this Agreement, at the sole discretion of the Company and upon notice to such effect to ICN, at any time after October 15, 2003. Upon the exercise by the Company of its right to terminate this Agreement under the provisions of this Subsection (b), this Agreement and the term of this Agreement shall terminate on the date elected by the Company in the aforesaid notice as the termination date provided, however, that such termination date shall not be earlier than thirty (30) calendar days after the date on which ICN received such notice.

         (c) If this Agreement should be terminated by ICN under Subsection (a) of this Section 15 or by the Company under Subsection (b) of this Section 15, as the case may be, neither the Company, nor Cifaldi shall be entitled to any further compensation under this Agreement after the date of such termination and any and all options under any and all agreements to purchase shares of ICN's stock shall automatically and completely terminate as of such termination date.

         16. This Agreement contains the complete agreement concerning the arrangement between the parties. The parties stipulate that neither has made any representation with respect to the subject matter of this Agreement or the execution and delivery hereof or any other representations except such representations as are specifically set forth herein, and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement.

         17. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence or in any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The parties further agree that the provisions of this section may not be waived except as herein set forth.

         18. This Agreement shall be governed by, interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida without reference to its choice of law rules. In regard to any litigation concerning this agreement between the parties hereto, the prevailing party shall be awarded reasonable attorneys fees and costs, including such fees and costs for any appellate actions.

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         19. The Company and Cifaldi each agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Florida or in the United States District Court for the District of Broward County.

         20. The Company and Cifaldi each hereby declares that it is impossible to measure in money the damages which will accrue to ICN by reason of their failure to perform any of their respective obligations under this Agreement. Therefore, ICN shall have the right to specific performance of the obligations of the Company and/or Cifaldi under this Agreement, and if ICN shall institute an action or proceeding to enforce the provisions hereof, the Company and Cifaldi each hereby waives the claim or defense therein that ICN has an adequate remedy at law, and the Company and Cifaldi will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

         21. This agreement shall be binding on the parties hereto and their heirs, successors or assigns.

         22. In regard to any litigation concerning this agreement between the parties hereto, the prevailing party shall be awarded reasonable attorney fees and costs.


              Kindly sign and return the enclosed copy of this letter confirming your acceptance of the foregoing Agreement.


                                                     Very truly yours,

                                                     Intercallnet, Inc.

                                                     By: /s/ George A. Pacinelli
                                                         -----------------------
                                                         George A. Pacinelli
                                                         President



AGREED AND ACCEPTED
this 15th day of October, 2001

E Commerce Consulting, Inc.


By:      /s/ Paul Cifaldi
   ------------------------
         Paul Cifaldi